Exhibit 21.1
TOWERS WATSON & CO.
SUBSIDIARIES

Name(s) under which
	JURISDICTION OF	such subsidiary
	INCORPORATION/	does business (if
SUBSIDIARY NAME	ORGANIZATION	different)(a)
Towers Watson Argentina S.A.	Argentina
Towers Watson Australia Pty Ltd	Australia
Wycomp Pty Ltd	Australia
Towers Watson Superannuation Pty Ltd	Australia
Classic Solutions Australia Pty Limited	Australia
Classic Solutions Holding Pty Limited	Australia
Classic Solutions Pty. Limited	Australia
Towers Watson International Survey Research Pty Ltd	Australia
Towers Watson Austria GmbH	Austria
Towers Watson Risk Consulting SA	Belgium
Towers Watson NV	Belgium
Towers Watson (Bermuda) Ltd.	Bermuda
Towers Watson Assessoria Empresarial Ltda	Brazil
Towers Watson Corretora e Consultoria de Seguros Ltda.	Brazil
Towers Watson Consultoria Ltda.	Brazil
Towers Watson Canada Inc.	Canada
Towers Watson Chile S.A.	Chile
Corredores de Seguros Towers Watson Limitada	Chile
Towers Watson Consulting (Shanghai) Limited	China
Towers Watson Enterprise Management Consulting (Shenzhen) Limited	China
Towers Watson Management Consulting (Shenzhen) Co., Ltd.	China
Towers Watson Consultores Colombia S.A.	Colombia
Towers Watson SARL	France
Towers Watson International Survey Research SARL	France
Towers Watson (Düsseldorf) GmbH	Germany
Towers Watson Deutschland GmbH	Germany
Towers Watson Versicherungsservice GmbH	Germany
Towers Watson Verlag GmbH	Germany
Heissmann Consultants GmbH	Germany
PM&S Pensions-managment und Sicherungs-Treuhand AG	Germany
Towers Watson Pension Service GmbH	Germany
ISR International Survey Research GmbH	Germany
Towers Watson (Reutlingen) GmbH	Germany
D.C. Vorsorge Trust GmbH	Germany
Zeitinvest-Service GmbH	Germany
Towers Watson GmbH	Germany
Towers Watson Holding GmbH	Germany
Towers Watson (Köln) GmbH	Germany
Towers Watson Risk Consulting Ltd	Hong Kong
Towers Watson Hong Kong Limited	Hong Kong
Towers Watson Investment Services Hong Kong Limited	Hong Kong
Towers Watson Risk Consulting Private Limited	India
Towers Watson India Private Limited	India
PT Towers Watson Purbajaga	Indonesia
PT Towers Watson Indonesia	Indonesia
Towers Watson (Ireland) Limited	Ireland
Watson Wyatt Consulting Limited	Ireland
BCI Trustees Limited	Ireland

Name(s) under which
	JURISDICTION OF	such subsidiary
	INCORPORATION/	does business (if
SUBSIDIARY NAME	ORGANIZATION	different)(a)
Towers Watson Italia Srl	Italy
Towers Watson Risk Consulting KK	Japan
TW Japan KK	Japan
Towers Watson KK	Japan
Watson Wyatt Luxembourg SARL	Luxembourg
Towers Perrin Luxembourg Holdings S.A.R.L.	Luxembourg
Towers Watson (Malaysia) Sdn Bhd	Malaysia
Towers Watson International Survey Research Sdn. Bhd.	Malaysia
Towers Perrin (Malaysia) Sdn. Bhd.	Malaysia
Watson Wyatt Holdings (Mauritius) Limited	Mauritius
Towers Watson Consultores Mexico S.A. de C.V.	Mexico
Towers Watson de Mexico, SA de CV	Mexico
Watson Wyatt European Region BV	Netherlands
Towers Watson Risk Consulting BV	Netherlands
Towers Watson BV	Netherlands
Towers Perrin Leasing B.V.	Netherlands
Towers Watson Netherlands BV	Netherlands
Towers Watson Philippines, Inc.	Philippines
Towers Watson (Portugal) Unipessoal Limitada	Portugal
Towers Watson, Limited Liability Company	Russia
Towers Watson Risk Consulting Pte Ltd	Singapore
Towers Watson Singapore Pte Ltd	Singapore
Towers Watson International Survey Research (AMEA) Pte Ltd	Singapore
Towers Watson SA (Proprietary) Limited	South Africa
Towers Watson Risk Consulting (Spain) SA	Spain
Towers Watson de Espana SA	Spain
Towers Watson AB	Sweden
Towers Watson (Sverige) AB	Sweden
Towers Watson AG	Switzerland
Towers Watson (Thailand) Limited	Thailand
Towers Watson Danışmanlık Limited Şirketi	Turkey
Watson Wyatt Middle East (L.L.C.)	United Arab Emirates (Dubai)
Towers Watson Middle East FZ-LLC	United Arab Emirates (DIFC, Dubai)
Towers Watson (Dubai) Limited	United Arab Emirates (DIFC, Dubai)
Towers Watson Limited	United Kingdom
Watson Wyatt Holdings Limited	United Kingdom
Watson Wyatt Trustees Limited	United Kingdom
The Wyatt Company Holdings Limited	United Kingdom
Watson Wyatt Services Limited	United Kingdom
Watson Wyatt Pretium Limited	United Kingdom
Watson Wyatt Holdings (Europe) Limited	United Kingdom
Watson Wyatt International Limited	United Kingdom
Watson Wyatt Insurance & Financial Services Consulting Holdings Limited	United Kingdom
Watson Wyatt European Region Limited	United Kingdom
Watson Wyatt European Investment Holdings Limited	United Kingdom
Watsons Pensioneer Trustees Limited	United Kingdom
Watson Wyatt (UK) Acquisitions 1 Limited	United Kingdom
PCL Limited	United Kingdom
PCL 1991 Limited	United Kingdom
Wyatt Trustee Limited	United Kingdom
The Wyatt Company (UK) Limited	United Kingdom
Wyatt Pension Plan Trustee Limited	United Kingdom
Wyatt Financial Services Limited	United Kingdom

Name(s) under which
	JURISDICTION OF	such subsidiary
	INCORPORATION/	does business (if
SUBSIDIARY NAME	ORGANIZATION	different)(a)
Watsons International Limited	United Kingdom
RWS Trustee Limited	United Kingdom
Watson Wyatt Healthcare Trustees Limited	United Kingdom
Watson Wyatt (UK) Acquisitions 2 Limited	United Kingdom
Watson Wyatt European Investment Limited Partnership	United Kingdom
Classic Solutions UK Limited	United Kingdom
Clayton Group Limited	United Kingdom
Towers Watson (Re)Insurance Brokers Limited	United Kingdom
Denis M. Clayton (Holdings) Limited	United Kingdom
ISR L1 Limited	United Kingdom
ISR L2 Limited	United Kingdom
Towers Watson Capital Markets Limited	United Kingdom
Towers Perrin Europe Limited	United Kingdom
Towers Perrin Limited	United Kingdom
Towers Perrin Share Plan Services Limited	United Kingdom
Towers Perrin UK Holdings Limited	United Kingdom
Towers Watson UK Limited	United Kingdom
Towers Perrin (UK) Trustee Company Limited	United Kingdom
EMB Management Holdings Limited	United Kingdom
Towers Watson Software Limited	United Kingdom
Towers Watson IC Limited	United Kingdom
Towers Watson Marketing Sciences Limited	United Kingdom
Towers Watson Delaware Inc.	United States- Delaware
Towers Watson Data Services, Inc.	United States- Delaware
Towers Watson Investment Services, Inc.	United States- Delaware
Watson Wyatt Insurance Consulting, Inc.	United States- Delaware
Towers Watson Risk Consulting, Inc.	United States- Delaware
Watson Wyatt Canadian Holdings, Inc.	United States- Delaware
Watson Wyatt European Investment Holdings, Inc.	United States- Delaware
Watson Wyatt European Investment Holdings 1, LLC	United States- Delaware
Watson Wyatt European Investment Holdings 2, LLC	United States- Delaware
Towers Watson Delaware Holdings Inc.	United States- Delaware
Towers Watson Middle East Holdings LLC	United States- Delaware
Towers Perrin Capital Corp.	United States- Delaware
Towers Watson Capital Markets Inc.	United States- Delaware
TP Finance Co.	United States- Delaware
Watson Wyatt International, Inc.	United States- Nevada
TPF&C International Inc.	United States- Pennsylvania
Towers Watson Pennsylvania Inc.	United States- Pennsylvania
Professional Consultants Insurance Company, Inc.	United States — Vermont
Stone Mountain Insurance Company	United States- Vermont
EHO General Partner LLC	United States- Delaware
EHO Limited Partnership	United States- Delaware
Towers Watson America LLC	United States- Delaware
Towers Watson Uruguay S.A.	Uruguay
Watson Vietnam Company Limited	Vietnam

(a)	Subsidiaries which are trading entities trade under their own name or under the trading name of Towers Watson.